Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                            NEW YORK, N.Y. 10022-3852
                                 (212) 715-9100


Arthur H. Aufses III          Monica C. Lord                  Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas Moers Mayer             Maurice N. Nessen
Philip Bentley                Thomas E. Molner               Founding Partners
Saul E. Burian                Thomas H. Moreland                  Counsel
Barry Michael Cass            Ellen R. Nadler                      _____
Thomas E. Constance           Gary P. Naftalis
Michael J. Dell               Michael J. Nassau                Martin Balsam
Kenneth H. Eckstein           Michael S. Nelson              Joshua M. Berman
Charlotte M. Fischman         Jay A. Neveloff                 Jules Buchwald
David S. Frankel              Michael S. Oberman             Rudolph de Winter
Marvin E. Frankel             Paul S. Pearlman                Meyer Eisenberg
Alan R. Friedman              Susan J.  Penry-Williams        Arthur D. Emil
Carl Frischling               Bruce Rabb                      Maria T. Jones
Mark J. Headley               Allan E. Reznick                Maxwell M. Rabb
Robert M. Heller              Scott S. Rosenblum              James Schreiber
Philip S. Kaufman             Michele D. Ross                     Counsel
Peter S. Kolevzon             Howard J. Rothman                    _____
Kenneth P. Kopelman           Max J. Schwartz
Michael Paul Korotkin         Mark B. Segall               M. Frances Buchinsky
Shari K. Krouner              Judith Singer                  Abbe L. Dienstag
Kevin B. Leblang              Howard A. Sobel               Ronald S. Greenberg
David P. Levin                Jeffrey S. Trachtman           Debora K. Grobman
Ezra G. Levin                 Jonathan M. Wagner           Christian S. Herzeca
Randy Lipsitz                 Harold P. Weinberger               Jane Lee
Larry M. Loeb                 E. Lisk Wyckoff, Jr.           Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
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                                                                   FAX
                                                             (212) 715-8000
                                                                   ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------


                                February 2, 1998

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

               Re:     The Victory Portfolios
                       File No. 333-42837
                       Pre-Effective Amendment No.2
                       to Registration Statement on Form N-14
                       --------------------------------------

Dear Gentlemen:

         We hereby consent to the reference of our firm as counsel in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14.

                                     Very truly yours,


                                     /s/ Kramer, Levin, Naftalis & Frankel
                                     -------------------------------------